                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


           Board of Directors of Take-Two Interactive Software, Inc.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                                   April 6, 1999



Dear Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of Take-Two Interactive Software, Inc. (the "Company") which will be held on Friday, April 30, 1999 at 10:00 A.M. local time at 575 Broadway, New York, New York 10012.

         The Notice of Annual Meeting and Proxy Statement which follow describe the business to be conducted at the meeting.

         Your Board of Directors unanimously believes that (i) the election of the nominees as directors; and (ii) the approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares reserved for issuance thereunder are in the best interests of the Company and its stockholders and, accordingly, recommends a vote "FOR" the foregoing proposals on the enclosed proxy card.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, may I urge you to complete, sign, date and return the enclosed proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10004.

         Your vote is very important, and we will appreciate a prompt return of your signed proxy card. We hope to see you at the meeting and appreciate your continued support.



                                                     Sincerely yours,


                                                     Ryan A. Brant
                                                     Chief Executive Officer

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 Broadway
                            New York, New York 10012

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD FRIDAY, APRIL 30, 1999

                              --------------------

To the Stockholders of TAKE-TWO INTERACTIVE SOFTWARE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting ("Annual Meeting") of Stockholders of Take-Two Interactive Software, Inc. (the "Company") will be held on Friday, April 30, 1999, at 10:00 A.M. local time at 575 Broadway, New York, New York 10012, for the following purposes:

         1. To elect six directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified;

         2. To consider and vote on a proposal to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 2,000,000 to 3,500,000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only stockholders of record at the close of business on April 5, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Ryan A. Brant
                                            Chief Executive Officer

April 6, 1999



-------------------------------------------------

IF YOU DO NOT EXPECT TO BE PRESENT AT THE MEETING:

PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE, AND IF YOU ARE PRESENT AT THE MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT THAT TIME AND EXERCISE THE RIGHT TO VOTE YOUR SHARES PERSONALLY.

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 Broadway
                            New York, New York 10012

                              --------------------

                                 PROXY STATEMENT

                              --------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, APRIL 30, 1999


         This proxy statement (the "Proxy Statement") is furnished in connection with the solicitation of proxies by the Board of Directors of Take-Two Interactive Software, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, April 30, 1999, including any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

         Management intends to mail this proxy statement and the accompanying form of proxy to stockholders on or about April 8, 1999.

         Proxies in the accompanying form, duly executed and returned to the management of the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company, or by personally withdrawing the proxy at the Annual Meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are: 575 Broadway, New York, New York 10012, Telephone No.: (212) 941-2988.

                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on April 5, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 18,676,885 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the Annual Meeting.

                     VOTING PROCEDURES AND PROXY INFORMATION

         The directors will be elected by the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting voting as a single class, provided a quorum exists. A quorum is established if, as of the Record Date, at least a majority of the outstanding shares of Common Stock are present in person or represented by proxy at the Annual Meeting. Adoption of the amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists. All other matters at the meeting will be decided by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, provided a quorum exists. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of the Company or American Stock Transfer & Trust Company, the Company's transfer agent.

         In accordance with Delaware law, abstentions and "broker non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. For purposes of determining approval of a matter presented at the meeting, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated. Abstentions and broker non-votes will have no effect on the election of directors.

         The enclosed proxies will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.

         The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the proxy and any additional soliciting material furnished to stockholders, will be borne by the Company. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and such persons may be reimbursed for their expenses by the Company. Proxies may also be solicited by directors, officers or employees of the Company in person or by telephone, telegram or other means. No additional compensation will be paid to such individuals for these services.

                              ELECTION OF DIRECTORS

         At this year's Annual Meeting of Stockholders, six directors will be elected to hold office for a term expiring at the Annual Meeting of Stockholders to be held in 2000. It is the intention of the Board of Directors to nominate Ryan A. Brant, Oliver R. Grace, Jr., Neil S. Hirsch, Kelly Sumner, Robert Flug and Anthony R. Williams as directors. Each director will be elected to serve until a successor is elected and qualified or until the director's earlier resignation or removal.

         At this year's Annual Meeting of Stockholders, the proxies granted by stockholders will be voted individually for the election, as directors of the Company, of the persons listed below, unless a proxy specifies that it is not to be voted in favor of a nominee for director. In the event any of the nominees listed below shall be unable to serve, it is intended that the proxy will be voted for such other nominees as are designated by the Board of Directors. Each of the persons named below has indicated to the Board of Directors that he will be available to serve.

         The Board of Directors recommends that stockholders vote FOR the election of the nominees.

         Following is information with respect to the nominees for directors:

         Ryan A. Brant, age 27, has been Chief Executive Officer and a director of the Company since its inception. Mr. Brant received a B.S. degree in Economics from the University of Pennsylvania's Wharton School of Business.

         Anthony R. Williams, age 40, has been a director of the Company since March 1998. Mr. Williams has been Chief Operating Officer of the Company since February 1998. Prior to joining the Company, Mr. Williams was employed in various position at Acclaim Entertainment from April 1988 to February 1998, most recently as Executive Vice President, Mergers and Acquisitions. Mr. Williams also serves as a director of the Near East Foundation. Mr. Williams received a B.A. in Economics from Cambridge University.

         Oliver R. Grace, Jr., age 45, has been a director of the Company since April 1997. Mr. Grace, a private investor, has been the Chairman of the Board of Andersen Group, Inc., a dental products and video broadcasting equipment manufacturing company, since 1990. Mr. Grace has also been a director of Republic Automotive Parts, Inc., a distributor of replacement parts for the automotive aftermarket, since 1982. Mr. Grace is a general partner of Anglo American Security Fund, L.P., a private investment fund.

         Neil S. Hirsch, age 51, has been a director of the Company since May 1995. Mr. Hirsch has been the President and Chief Executive Officer of Loanet, Inc., a worldwide communications network managing securities lending transactions of banks and brokerage firms since March 1994. From 1969 to January 1990, Mr. Hirsch was Chairman, Chief Executive Officer and President of Telerate, Inc., a financial information provider, which was acquired by Dow Jones & Co. Inc. Mr. Hirsch served as a consultant to Telerate, Inc. until September 1993. Mr. Hirsch served on the Board of Directors of Dow Jones & Co. Inc. from 1990 to May 1993. Mr. Hirsch was elected to the Information Industry Hall of Fame in 1985.

         Kelly Sumner, age 37, has been a director of the Company since December 1997. Mr. Sumner has been President of Take-Two Interactive Software Europe Limited, a subsidiary of the Company, since July 1997 and Vice President of International Operations of the Company since February 1999. From April 1993 to July 1997, Mr. Sumner was President and Chief Operating Officer of Gametek, Inc. From June 1979 to April 1993, Mr. Sumner was Managing Director of the UK subsidiary of Commodore Business Machines.

         Robert Flug, age 51, has been a director of the Company since February 1998. Mr. Flug has been the President and Chief Operating Officer of S.L. Danielle, a women's apparel company, since September 1987. Mr. Flug received a B.S. in Business Administration from New York University.

         Following is information with respect to certain of the Company's officers:

         Larry Muller, age 41, has been Chief Financial Officer of the Company since January 1999 and Chief Financial Officer and Chief Operating Officer of Jack of All Games, Inc. (formerly known as Alliance Inventory Management, Inc.), a subsidiary of the Company, since December 1997. Mr. Muller co-founded Alliance Distributors in 1989 and served as its Chairman and Chief Financial Officer until Alliance Distributors was acquired by the Company in December 1997. Mr. Muller received a B.A. in Economics from Stonybrook University in 1979.

         Barbara A. Ras, CPA, age 36, has served as the Chief Accounting Officer of the Company since October 1998 and Secretary of the Company since April 1997. From October 1994 to October 1998, Ms. Ras served as Controller of the Company. Prior to joining the Company, Ms. Ras was employed as a tax accountant from September 1992 to September 1994, and as an internal auditor with The New York Times Company from March 1988 to June 1991. Ms. Ras holds a B.S. degree in Accounting from St. John's University, and a Masters degree in Taxation from the State University of New York at Albany.

         During the fiscal year ended October 31, 1998, the Board of Directors held four meetings. The meetings were attended by all of the directors, either in person or by telephone, except that Messrs. Hirsch and Flug were absent for one meeting. In addition, the Board took other action by unanimous written consent. The Company has established a Compensation Committee and an Audit Committee of the Board of Directors. The function of the Compensation Committee of the Board of Directors is to review compensation policies and procedures of the Company, evaluate the Company's Executive Officers' compensation and make recommendations to the Board of Directors regarding executive compensation. The Audit Committee of the Board of Directors supervises the audit and financial procedures of the Company. Both the Compensation Committee and the Audit Committees are comprised of Messrs. Brant, Grace and Flug, and neither held any meetings during the fiscal year ended October 31, 1998. The Company does not have a nominating committee.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company during the fiscal years ended October 31, 1996, 1997 and 1998 to its Chief Executive Officer and its four most highly compensated executive officers other than its Chief Executive Officer, each of whom was serving at the end of the fiscal year ended October 31, 1998 (the "Named Executives"):

                           Summary Compensation Table

                                                                                                                   Long-Term
                                                                                                                  Compensation
                                                                                                                      Award
                                                                 Annual Compensation                              ------------
                                       ------------------------------------------------------------------          Securities
                                       Year Ended                                          Other Annual            Underlying
Name and Principal Position            October 31,       Salary($)        Bonus($)        Compensation(1)          Options(#)
---------------------------            -----------       ---------        --------        ---------------         ------------
Ryan A. Brant
Chief Executive Officer.............      1998            158,667          218,785                  --                      --
                                          1997            125,000               --                  --                  50,000(2)
                                          1996            119,319               --                  --                      --

Larry Muller
Chief Financial Officer(3)..........      1998            161,933           25,122                  --                  20,000(2)

Anthony R. Williams
Chief Operating Officer(4)..........      1998            164,039(5)            --                  --                 150,000(6)

Barbara A. Ras
Chief Accounting Officer
  and Secretary.....................      1998            114,167               --                  --                  30,000(2)
                                          1997            100,000           10,000                  --                  25,000(2)
                                          1996             82,233               --                  --                      --

Kelly Sumner
Vice President of International
  Operations(7).....................      1998            166,220          119,175                  --                 125,000(8)
                                          1997             43,447           51,106                  --                      --

------------
(1) The aggregate value of benefits to be reported under the "Other Annual Compensation" column did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executives.
(2) Represents options granted under the Company's 1997 Stock Option Plan.
(3) Mr. Muller joined the Company in December 1997.
(4) Mr. Williams joined the Company in February 1998.
(5) Includes $15,200 paid as consulting fees prior to employment with the Company.
(6) Represents options to purchase 120,000 shares granted under the Company's 1997 Stock Option Plan and non-plan options to purchase 30,000 shares.
(7) Mr. Sumner joined the Company in July 1997.
(8) Represents options to purchase 85,000 shares granted under the Company's 1997 Stock Option Plan and non-plan options to purchase 40,000 shares.

     The following table sets forth information concerning options granted in the fiscal year ended October 31, 1998 to the Named Executives:

               Option Grants in Fiscal Year Ended October 31, 1998

                                                     Individual Grants
                            ---------------------------------------------------------------------
                            Number of                                                                  Potential Realizable
                            Securities          Percent of Total                                       Value at Assumed
                            Underlying          Options Granted         Exercise                       Annual Rates of Stock
                            Options             to Employees in         Price          Expiration      Price Appreciation for
Name                        Granted (#)         Fiscal Year(%)          ($/Sh)            Date         Option Term (1)
----                        -----------         ----------------        --------       ----------      ------------------------
                                                                                                         5%($)           10%($)
                                                                                                         -----           ------
Ryan A. Brant............          --                 --                     --                --           --               --

Larry Muller.............      20,000                1.2                 5.1875         8/31/2003       28,600           63,400

Anthony R. Williams......      30,000                                      2.50         8/31/2003       20,700           45,900
                              120,000                9.1                 5.1875         8/31/2003      171,600          380,400


Barbara A. Ras...........      30,000                1.8                 5.1875         8/31/2003       42,900           95,100

Kelly Sumner.............      40,000                                      5.00        12/31/2002       55,200          122,000
                               85,000                7.6                 5.1875        12/31/2002      121,550          269,450


-------------------
(1) The potential realizable value columns of the table illustrate values that might be realized upon exercise of the options immediately prior to their expiration, assuming the Company's Common Stock appreciates at the compounded rates specified over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment or nontransferability of the options and do not make any provision for taxes associated with exercise. Because actual gains will depend upon, among other things, future performance of the Common Stock, there can be no assurance that the amounts reflected in this table will be achieved.

         The following table sets forth information concerning the value of options exercised during the fiscal year ended October 31, 1998 and the value of unexercised stock options held by the Named Executives as of October 31, 1998:

                 Aggregated Option Exercises and Year End Values

                                                                   Number of Securities
                                                                        Underlying                        Value of Unexercised
                                                 Value              Unexercised Options                   In-the-Money Options
                              Shares           Realized           at October 31, 1998 (#)               at October 31, 1998 ($)*
                           Acquired on         --------     ----------------------------------      --------------------------------
Name                       Exercise (#)          ($)        Exercisable          Unexercisable      Exercisable        Unexercisable
----                       ------------        --------     ----------------------------------      --------------------------------
Ryan A. Brant..........      112,000            642,960       391,880                30,000           2,095,090             30,000

Larry Muller...........           --                 --            --                20,000                  --             26,250

Anthony R. Williams....           --                 --            --               150,000                  --            277,500

Barbara A. Ras.........           --                 --        70,243                25,000             205,844             35,625

Kelly Sumner...........           --                 --        10,000               115,000              15,000            156,563



* Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the Common Stock, which was $6.50 on October 31, 1998.

Director Compensation

         Non-employee directors currently receive no cash compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. In December 1998, the Company issued to Mr. Flug options to purchase 10,000 shares of Common Stock at a price of $5.875 per share.

Employment Agreements

         Ryan A. Brant entered into an employment agreement with the Company for a five-year term commencing August 1, 1998. Pursuant to the employment agreement, Mr. Brant agreed to devote his full time to the business of the Company as its Chief Executive Officer. The employment agreement provides that Mr. Brant is entitled to receive a base salary of $233,000 and a bonus equal to $20,000 per fiscal quarter in the event the Company achieves certain earnings levels. The Company also agreed to issue to Mr. Brant options to purchase 100,000 shares of Common Stock at an exercise price of $6.25 per share. In the event the employment agreement is terminated under certain circumstances (including in the event of a change of control), Mr. Brant will be entitled to receive certain severance compensation. Mr. Brant's employment agreement contains confidentiality and non-competition provisions.

         Anthony R. Williams entered into an employment agreement with the Company for a three-year term commencing August 1, 1998. Mr. Williams agreed to devote his full time to the Company's business as its Chief Operating Officer. The employment agreement provides that Mr. Williams is entitled to receive a base salary of $233,000 and a bonus based on the Company's financial performance. In the event the employment agreement is terminated under certain circumstances (including in the event of a change of control), Mr. Williams will be entitled to receive certain severance compensation. The employment agreement with Mr.
Williams contains confidentiality and non-competition provisions.

         Larry Muller entered into an employment agreement with the Company for a three-year term commencing January 29, 1998. Mr. Muller agreed to devote his full time to the business of the Company as its Chief Financial Officer. The agreement provides that Mr. Muller is entitled to receive a base salary of $233,000 and a bonus based on the Company's financial performance. The Company also agreed to issue Mr. Muller options to purchase 10,000 shares of Common Stock at an exercise price of $5.875 per share. In the event the employment agreement is terminated under certain circumstances (including in the event of a change of control), Mr. Muller will be entitled certain severance compensation. Mr. Muller's employment agreement contains confidentiality and non-competition provisions.

         In July 1997, Take-Two Interactive Software Europe Limited, a wholly-owned subsidiary of the Company, entered into an employment agreement with Kelly Sumner, an executive officer of Take-Two Interactive Software Europe Limited, Vice President of International Operations of the Company and a director of the Company, pursuant to which Mr. Sumner agreed to devote his full time as President and Managing Director for a three-year term. The agreement provides that Mr. Sumner is entitled to an annual salary of $233,000 and a bonus equal to $15,000 per fiscal quarter in the event Take-Two Interactive Software Europe Limited achieves certain earnings levels. Mr. Sumner's employment agreement contains confidentiality and non-competition provisions.

                          VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 5, 1999, relating to the beneficial ownership of shares of Common Stock by (i) each person or entity who is known by the Company to own beneficially 5% or more of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executives and (iv) all directors and executive officers of the Company as a group.

                                                        Number of Shares             Percentage of Outstanding
                                                         of Common Stock                    Common Stock
Name and Address of Beneficial Owner(1)               Beneficially Owned(2)              Beneficially Owned
---------------------------------------               ---------------------          -------------------------
Peter M. Brant(3)...............................            3,048,749                           16.3%

BMG Entertainment...............................            1,850,000                            9.9

Robert Alexander(4).............................            1,425,000                            7.6

David Rosenbaum(5)..............................            1,252,500                            6.7

Oliver R. Grace, Jr.(6).........................              781,338                            4.2

Ryan A. Brant(7)................................              718,563                            3.8

Neil S. Hirsch(8)...............................              222,276                            1.2

Larry Muller(9).................................              164,167                            *

Robert Flug(10).................................              110,000                            *

Anthony R. Williams(11).........................              100,000                            *

Barbara A. Ras(12)..............................               70,243                            *

Kelly Sumner(13)................................               62,500                            *

All directors and executive officers as a
group (eight persons)(14).......................            2,229,087                           11.5


------------
*   Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 575 Broadway, New York, New York 10012.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date of this proxy statement upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date of this proxy statement, have been exercised.

(3) Includes 1,941,930 shares of Common Stock held by Brant Allen Industries Incentive Profit Sharing Plan.

(4) Includes 50,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable.

(5) Includes 15,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable.

(6) Includes: (i) 653,678 shares of Common Stock owned of record by Anglo American Security Fund, L.P. ("Anglo American"), of which Mr. Grace is a general partner, (ii) 17,960 shares of Common Stock issuable upon the exercise of options owned by Anglo American, (iii) 88,913 shares of Common Stock owned by an affiliated entity and (iv) 20,787 shares of Common Stock issuable upon the exercise of options owned by Mr. Grace.

(7) Includes (i) 371,880 shares of Common Stock issuable upon the exercise of options granted under the 1994 Plan which are currently exercisable and
     (iii) 80,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable.

(8) Represents shares of Common Stock held by Bridgehampton Holdings, Inc., an entity controlled by Mr. Hirsch.

(9) Includes 16,667 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable.

(10) Includes 48,500 shares of Common Stock held by S.L. Danielle, Inc. and 10,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable.

(11) Represents 60,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan which are currently exercisable and 15,000 shares of Common Stock issuable upon the exercise of non-plan options which are currently exercisable.

(12) Includes 40,000 shares of Common Stock issuable upon the exercise of options granted under the 1997 Plan, which are currently exercisable.

(13) Represents 62,500 shares of Common Stock issuable upon the exercise of options.

(14) Includes currently exercisable options to purchase an aggregate of 694,794 shares of Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In connection with a private financing in September 1996, Peter M. Brant, a principal stockholder of the Company, Neil Hirsch, a director of the Company, and Anglo American, of which Oliver R. Grace, Jr., a director of the Company, is a general partner, purchased $1,565,180, $72,228 and $212,867, respectively, principal amount of notes and received five-year warrants to purchase 312,339, 14,413 and 42,387 shares, respectively, at an exercise price of $.01 per share. In April 1997, the Company repaid $212,867 principal amount of such notes to Anglo American. In January 1997, Peter M. Brant agreed to extend the repayment of his portion of such notes until May 14, 1998, in consideration for which extension, the interest rate on the note held by Mr. Brant was increased to 14% per annum. In October 1998, the Company repaid $72,228 principal amount of such notes to Mr. Hirsch. In August 1997, the Company repaid $750,000 principal amount of such indebtedness to Mr. Brant and, in September 1997, obtained bank financing to repay the balance of $815,180 principal amount of such indebtedness.

         The Company leases its office space in New York from 575 Broadway Corporation, a corporation controlled by Peter M. Brant.

         In February 1997, Anglo American, of which Oliver R. Grace, Jr., a director of the Company, is a general partner, agreed to convert shares of Series B Convertible Preferred Stock into 409,791 shares of Common Stock. As an inducement to enter into such agreement, the Company issued to Anglo American options to purchase 38,746 shares of Common Stock at an exercise price of $2.41 per share. In addition, the Company entered into a three-year consulting agreement with an affiliate of Anglo American, pursuant to which such affiliate agreed to provide management consulting services to the Company in consideration of the payment of $100,000 over the term of the agreement, of which $33,333 was paid in April 1997 and $16,667 was paid in fiscal 1998. The Company also paid $35,000 to Anglo American in dividends on the Series B Preferred Stock.

         The Company believes that all of such transactions and arrangements were advantageous to the Company and were on terms no less favorable to the Company than could have been obtained from unaffiliated third parties.

                                   PROPOSAL I

                 AMENDMENT OF 1997 STOCK OPTION PLAN TO INCREASE
                        THE NUMBER OF SHARES RESERVED FOR
                 ISSUANCE THEREUNDER FROM 2,000,000 TO 3,500,000


         At the Annual Meeting, the Company's stockholders will be asked to approve an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the Plan from 2,000,000 to 3,500,000.

         The Board believes that in order to enable the Company to continue to attract and retain personnel of the highest caliber, provide incentive for officers, directors, key employees and other key persons and continue to promote the well-being of the Company, it is in the best interest of the Company and its stockholders to provide to officers, directors, key employees, consultants and other independent contractors who perform services for the Company, through the granting of stock options, the opportunity to participate in the value and/or appreciation in value of the Company's Common Stock. The Board has found that the grant of options under the 1997 Stock Option Plan has proven to be a valuable tool in attracting and retaining key employees. It believes that such authority, in view of the substantial growth of the Company and need to continue to grow, should be expanded to increase the number of options which may be granted under the 1997 Stock Option Plan. The Board believes that such authority will provide the Company with significant means to attract and retain talented personnel and maintain current key employees.

Summary of the 1997 Stock Option Plan

         In January 1997, the stockholders of the Company approved the 1997 Stock Option Plan, as adopted by the Board of Directors, and as amended in April 1998, pursuant to which officers, directors, employees and consultants of the Company are eligible to receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of Common Stock. As of February 16, 1999, no options were available for grant pursuant to the 1997 Stock Option Plan.

         The 1997 Stock Option Plan provides that the exercise price of each incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% in the case of stockholders who own more than 10% of the outstanding Common Stock), and requires that options expire not later than the tenth anniversary of the date of grant (the fifth anniversary in the case of stockholders who own more than 10% of the outstanding Common Stock). With certain limited exceptions, in the event that an option holder ceases to be employed by the Company or engages in or is involved with any business similar to that of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the 1997 Stock Option Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any calendar year cannot exceed $100,000.

         The 1997 Stock Option Plan requires that the exercise price of all non-qualified stock options be at least equal to 100% of the fair market value of the Common Stock on the date of grant, provided that non-qualified options may be issued at a lower exercise price (but in no event less than 85% of fair market value) if the net pre-tax income of the Company in the full fiscal year immediately preceding the date of grant exceeded 125% of the mean annual average net pre-tax income of the Company for the three fiscal years immediately preceding such year. Non-qualified options must have an expiration date not later than the eighth anniversary of the date of the grant. With certain limited exceptions, in the event that the option holder ceases to be associated with the Company or engages in or becomes involved with any business similar to that of the Company, such option holder's non-qualified options immediately terminate.

Certain Federal Income Tax Consequences of the 1997 Stock Option Plan

         The following is a brief summary of the Federal income tax aspects of grants made under the 1997 Stock Option Plan based upon statutes, regulations and interpretations in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

         1. Incentive Stock Options. The participant will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. Upon a disposition of the shares after the later of two years from the date of grant and one year after the transfer of the shares to the participant, (i) the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets in his or her hands; and (ii) the Company will not qualify for any deduction in connection with the grant or exercise of the options. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for his or her taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. In the case of a disposition of shares in the same taxable year as the exercise where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price which is the same amount included in regular taxable income.

         If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above,
(i) the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares; and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable. The participant will recognize the excess, if any, of the amount realized over the fair market value of the shares on the date of exercise, if the shares are capital assets in his or her hands, as short-term or long-term capital gain, depending on the length of time that the participant held the shares, and the Company will not qualify for a deduction with respect to such excess.

         Subject to certain exceptions for disability or death, if an Incentive Stock Option is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a Non-Qualified Stock Option. See "Non-Qualified and Non-Plan Stock Options."

         2. Non-Qualified and Non-Plan Stock Options. With respect to Non-Qualified and Non-Plan Stock Options (i) upon grant of the option, the participant will recognize no income; (ii) upon exercise of the option (if the shares are not subject to a substantial risk of forfeiture), the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirements of Section 162(m) of the Code and that the compensation be reasonable; (iii) the Company will be required to comply with applicable Federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant; and (iv) on a sale of the shares, the participant will recognize gain or loss equal to the difference, if any, between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as short-term or long-term capital gain or loss if the shares are capital assets in the participant's hands depending upon the length of time that the participant held the shares.

         The approval of the proposed amendment to the Company's 1997 Stock Option Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum exists.

          The Board believes that the Proposed Amendment to the 1997 Stock Option Plan will help the Company attract and retain qualified officers, directors and key employees. Accordingly, the Board believes that the Amendment to the 1997 Stock Option Plan is in the best interest of the Company and unanimously recommends a vote FOR its approval.

                              INDEPENDENT AUDITORS

         PriceWaterhouseCoopers LP are the Company's independent auditors who reported on the financial statements of the Company for the fiscal years ended October 31, 1997 and 1998. It is currently anticipated that PriceWaterhouseCoopers LP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending October 31, 1999. Representatives of PriceWaterhouseCoopers LP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

         Stockholders who wish to present proposals appropriate for consideration at the Company's Annual Meeting of Stockholders to be held in 2000 must submit the proposal in proper form to the Company at its address set forth on the first page of this Proxy Statement not later than December 1, 1999 in order for the proposition to be considered for inclusion in the Company's proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.


                                OTHER INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED OCTOBER 31, 1998 IS BEING FURNISHED HEREWITH TO EACH STOCKHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON APRIL 5, 1999. COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE PROVIDED FOR A NOMINAL CHARGE UPON WRITTEN REQUEST TO:

                       TAKE-TWO INTERACTIVE SOFTWARE, INC.
                                  575 BROADWAY
                            NEW YORK, NEW YORK 10012
                ATTENTION: BARBARA RAS, CHIEF ACCOUNTING OFFICER

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.


                                                     By order of the Board
                                                     of Directors,


                                                     Ryan A. Brant
                                                     Chief Executive Officer


April 6, 1999